Exhibit 99(a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of

Common Stock

(Including the Associated Rights to Purchase Series A Junior Participating Preferred Stock)

and

Shares of Series A Convertible Participating Preferred Stock

of
Bioenvision, Inc.
at

$5.60 Net Per Share of Common Stock

and

$11.20 Net Per Share of Series A Convertible Participating Preferred Stock,

plus all accrued but unpaid dividends

Pursuant to the Offer to Purchase

Dated June 4, 2007

by

Wichita Bio Corporation
a wholly-owned subsidiary of
Genzyme Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON JULY 2, 2007, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	June 4, 2007

Enclosed for your consideration is an Offer to Purchase, dated June 4, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitutes the “Offer”) relating to the offer by Wichita Bio Corporation, a Delaware corporation (the “Purchaser”) and wholly-owned subsidiary of Genzyme Corporation, a Massachusetts corporation (“Genzyme”), to purchase all outstanding shares of common stock, par value $0.001 per share, including the associated rights to purchase Series A Junior Participating Preferred Stock (the “Common Shares”), and to purchase all outstanding shares of Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of Bioenvision, Inc., a Delaware corporation (“Bioenvision”), at a price of $5.60 per share, net to the seller in cash, for each outstanding Common Share and $11.20 per share plus any accrued but unpaid dividends, net to the seller in cash, for each outstanding Preferred Share (such prices, or any higher prices per share as may be paid pursuant to the Offer, are referred to in this letter as the “Common Stock Offer Price” and the “Preferred Stock Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US (OR OUR NOMINEES) AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.                The purchase price offered by the Purchaser is $5.60 per share, net to the seller in cash without interest, for each outstanding Common Share and $11.20 per share, plus all accrued but unpaid dividends, net to the seller in cash without interest, for each outstanding Preferred Share, upon the terms and subject to the conditions of the Offer to Purchase.

2.                The Offer is being made for all outstanding Shares.

3.                The Board of Directors of Bioenvision has unanimously recommended that stockholders accept the Offer and tender their Shares pursuant to the Offer. At a meeting held on May 28, 2007, the Board of Directors of Bioenvision, by unanimous vote, (1) approved the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined below), and (2) recommended that stockholders accept the Offer, tender their Shares pursuant to the Offer, and approve and adopt the Merger Agreement (as defined below) and each of the transactions contemplated thereby.

4.                The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of May 29, 2007 (the “Merger Agreement”), among Genzyme, the Purchaser and Bioenvision, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Bioenvision, with the surviving entity, Bioenvision, becoming a direct wholly-owned subsidiary of Genzyme (the “Merger”). In the Merger, each outstanding Common Share (other than Shares owned by Genzyme, the Purchaser, any wholly-owned subsidiary of Genzyme or Bioenvision or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Common Stock Offer Price in cash, without interest thereon. Each outstanding Preferred Share (other than Shares owned by Genzyme, the Purchaser, any wholly-owned subsidiary of Genzyme or Bioenvision or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Preferred Stock Offer Price in cash, without interest thereon.

5.                THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON TUESDAY, JULY 2, 2007 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

6.                The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration date (1) that number of Common Shares which, when added to any Common Shares owned by the Purchaser and Genzyme, represents a majority of the issued and outstanding Common Shares (assuming, for purposes of such calculation, the exercise or conversion of all vested “in-the-money” options and “in-the-money” warrants to purchase Shares) and (2) 100% of the outstanding Preferred Shares, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated if a filing is required under such Act, and certain required governmental approvals, waivers, consents or clearances having been obtained. The Offer is also conditioned upon the satisfaction of other conditions set forth in “The Tender Offer—Section 14—Certain Conditions of the Offer” of the Offer to Purchase.

7.                Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Innisfree M&A Incorporated, which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and adequate documentation of the exemption is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by American Stock Transfer & Trust (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Banc of America Securities LLC, which is acting as the Dealer Manager for the Offer, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH

All Outstanding Shares of
Common Stock
(Including the Associated Rights to Purchase Series A Junior Participating Preferred Stock)
and
Shares of Series A Convertible Participating Preferred Stock
of
Bioenvision
by
Wichita Bio Corporation
a wholly-owned subsidiary of
Genzyme Corporation

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated June 4, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share, including the associated rights to purchase Series A Junior Participating Preferred Stock (the “Common Shares”), and shares of Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Preferred Shares” and, together with the Common Shares, the “Shares”) of Bioenvision, Inc., a Delaware corporation.

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:*	SIGN HERE

(Signature(s))

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number
Dated:

*                    Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.